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                                                                 Exhibit 10.H




                             OGLEBAY NORTON COMPANY

                            LONG-TERM INCENTIVE PLAN
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                             OGLEBAY NORTON COMPANY
                            LONG-TERM INCENTIVE PLAN

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ARTICLE I - PURPOSE AND DEFINITIONS
         Section   1.1        Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section   1.2        Definitions and Usage . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II - STOCK SUBJECT TO THE PLAN
         Section   2.1        Stock Subject to Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section   2.2        Annual Per-Participant Limitations  . . . . . . . . . . . . . . . . . . . .  5
         Section   2.3        Computation of Stock Available for the Plan . . . . . . . . . . . . . . . .  5
         Section   2.4        Unused, Forfeited and Reacquired Shares . . . . . . . . . . . . . . . . . .  5
         Section   2.5        Other Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III - ELIGIBILITY
         Section   3.1        Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE IV - ANNUAL INCENTIVE DEFERRAL PROGRAM
         Section   4.1        Election to Defer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section   4.2        Investment of Deferrals . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section   4.3        Matching Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section   4.4        Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section   4.5        Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section   4.6        In-Service Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE V - LONG-TERM INCENTIVE PROGRAM
         Section   5.1        Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section   5.2        Stock Appreciation Rights . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Section   5.3        Restricted Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section   5.4        Performance Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VI - ADMINISTRATION, GENERAL PROVISIONS
         Section   6.1        Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section   6.2        Authority of the Committee  . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section   6.3        Amendments and Termination  . . . . . . . . . . . . . . . . . . . . . . . . 19
         Section   6.4        Unfunded Status of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section   6.5        Change-of-Control Provisions  . . . . . . . . . . . . . . . . . . . . . . . 20
         Section   6.6        General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section   6.7        Effective Date of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         Section   6.8        Term of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         Section   6.9        Proceeds and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         Section   6.10       Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         Section   6.11       Assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         Section   6.12       Awards in Substitution for Awards Granted by Other Companies  . . . . . . . 22
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                             OGLEBAY NORTON COMPANY
                            LONG-TERM INCENTIVE PLAN


                                   ARTICLE I
                            PURPOSE AND DEFINITIONS

SECTION 1.1 PURPOSE. The name of this plan is the Oglebay Norton Company Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to promote ownership and holding of Oglebay Norton Company stock by key employees, thereby reinforcing a mutuality of interest with other stockholders, and to enable the Company to attract, retain and motivate key employees by sharing in the growth of the value of the Company.

This Plan is an integrated compensation and incentive program composed of five
(5) operative long-term incentive compensation features. These separate incentive compensation programs are designed to accomplish distinct purposes under uniform administration and with a common goal of maximizing stockholder value.

SECTION 1.2 DEFINITIONS AND USAGE. For the purposes of the Plan, the following terms, when used with initial capital letters, shall have the meanings as set forth below:

         "ACCOUNT" means the bookkeeping account established by the Company for a Participant who elects to defer a portion of his Annual Incentive Award pursuant to Article IV which will reflect the deferrals, matching contributions and dividends allocable to him pursuant to
         Article IV.

         "AFFILIATE" means (a) a corporation which, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, and (b) any other entity in which the Company has a substantial equity investment, as designated by the Committee.

         "ANNUAL INCENTIVE AWARD" means the amount payable to a Participant under the Oglebay Norton Company Annual Incentive Plan.

         "ANNUAL INCENTIVE AWARD DEFERRALS" means the portion of the Annual Incentive Award that a Participant elects to defer pursuant to Section 4.1.

         "BASE AMOUNT" means the amount of the Annual Incentive Award that the Participant elects to receive immediately upon payment.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means, in connection with an involuntary termination by the Company of a Participant's employment, (a) the willful and continued failure by the Participant to perform substantially the duties of the Participant's position or (b) the willful engaging by

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         the Participant in conduct which is demonstrably injurious to the
         Company, monetarily or otherwise.

         "CHANGE OF CONTROL" means (a) a report is filed with the Securities and Exchange Commission (the "SEC") on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any "person" (as the term "person" is defined in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; (b) the Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; (c) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than fifty percent (50%) of the combined voting power of the surviving or resulting corporation's securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company's securities immediately prior to such merger or consolidation; (d) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or (e) during any period of twenty-four (24) consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company's Board unless the election, or nomination for election by the Company's shareholders, of more than one-half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such twenty-four (24) month period.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         "COMMITTEE" means the Compensation and Organization Committee of the Board or any subcommittee thereof established by the Board.

         "COMPANY" means the Oglebay Norton Company, a corporation organized under the laws of the State of Delaware, or any successor organization.

         "DISABILITY" means a disability covered under the Oglebay Norton Company Long-Term Disability Insurance Plan.

         "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3(c)(2) of the Rules.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.



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         "FAIR MARKET VALUE" means, with respect to a share of Stock as of any given day, the last reported closing price for a share of Stock on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") for the day as of which such determination is being made or, if there was no sale of Stock so reported for such day, on the most recently preceding day on which there was such a sale; or if the Stock is not listed or admitted to trading on NASDAQ on the day as of which the determination is being made, the amount determined by the Committee to be the fair market value of a share of Stock on such day.

         "INCENTIVE STOCK OPTION" means any Stock Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         "INSIDER" means a Participant who is subject to the requirements of the Rules.

         "MATCHING CONTRIBUTIONS" means the Company contribution made on behalf of Participants who elect to defer a portion of their Annual Incentive Award as provided in Section 4.3.

         "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

         "OUTSIDE DIRECTOR" shall have the meaning set forth in Treasury Regulation Section 1.162-27(e)(3).

         "PARTICIPANT" means an employee to whom an award is granted pursuant to the Plan or who is eligible to defer and elects to defer a portion of his Annual Incentive Award under Article IV.

         "PERFORMANCE AWARD" means an award made pursuant to Section 5.4 that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Company, business unit and/or individual performance goals over a period of time.

         "PLAN" means the Oglebay Norton Company Long-Term Incentive Plan, as hereinafter amended from time to time.

         "RESTRICTED STOCK" means an award of shares of Stock that is subject to restrictions pursuant to Section 5.3.

         "RETIREMENT" means a Participant's retirement from active employment with the Company and each of its Affiliates pursuant to which the Participant is entitled to receive a normal, early, disability or shutdown retirement pension under the Oglebay Norton Company Pension Plan for Salaried Employees.

         "RULES" means Section 16 of the Exchange Act and the regulations promulgated thereunder.





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         "STOCK" means the common stock, one dollar ($1.00) par value per share, of the Company.

         "STOCK APPRECIATION RIGHT" means the rights granted pursuant to an award under Section 5.2.

         "STOCK OPTION" or "OPTION" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5.1.

Except where otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and vice versa, and the definition of any term herein in the singular also shall include the plural and vice versa. References herein to Articles, Sections and Subsections are references to provisions in this Plan.





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                                   ARTICLE II
                           STOCK SUBJECT TO THE PLAN

SECTION 2.1 STOCK SUBJECT TO PLAN. The Stock to be subject or related to awards under the Plan may be either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock authorized with respect to the deferrals or grant of awards under the Plan, subject to adjustment in accordance with Section 2.52.4 below, shall be one hundred thousand (100,000).

SECTION 2.2 ANNUAL PER-PARTICIPANT LIMITATIONS. The maximum number of shares of Stock covered by deferrals or awards under the Plan provided to any Participant for any year shall not exceed ten thousand (10,000), subject to adjustment in accordance with Section 2.5 below. In addition, for awards settled in cash (in whole or in part), the maximum cash amount payable with respect deferrals or awards under the Plan to any Participant for any year shall not exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the award.

SECTION 2.3 COMPUTATION OF STOCK AVAILABLE FOR THE PLAN. For the purpose of computing the total number of shares of Stock generally available under the Plan, under Article IV and Sections 5.1, 5.2, 5.3 and 5.4, respectively, for award at any time during which the Plan is in effect, there shall be debited against the total number of shares of Stock determined to be available under this Article II, the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan.

SECTION 2.4 UNUSED, FORFEITED AND REACQUIRED SHARES. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award under the Plan shall be made available in connection with future awards under the Plan in addition to the shares determined available pursuant to Sections 2.1, 2.2 and 2.3.

SECTION 2.5 OTHER ADJUSTMENT. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, the Committee shall take any action which in its discretion it deems necessary to preserve benefits to Participants in this Plan, including, without limitation, substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other awards made under the Plan, or substitution of property or other securities for Stock, Stock Options or Restricted Stock covered by any awards under this Plan.





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                                  ARTICLE III
                                  ELIGIBILITY

SECTION 3.1 ELIGIBILITY. Officers and other key employees of the Company or an Affiliate (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Affiliates are eligible, upon selection by the Committee, to elect to defer a portion of their Annual Incentive Award and/or to be granted awards under the Plan.





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                                   ARTICLE IV
                       ANNUAL INCENTIVE DEFERRAL PROGRAM



SECTION 4.1 ELECTION TO DEFER. A Participant may elect to defer the receipt of all or a portion of his Annual Incentive Award for any year by selecting the applicable percentage of his Annual Incentive Award (in ten percent (10%) increments) to be deferred for that year. In the alternative, a Participant may elect to defer the portion of his Annual Incentive Award for a year that exceeds a Base Amount set by the Participant. No election to defer under this Section shall be effective unless the Participant completes a deferral election agreement provided by the Committee (indicating the amount of deferrals and the form of distribution of amounts held in his Account) for that year and files the properly completed and executed agreement with the Committee on or before such date as is necessary to defer an award for Federal income tax purposes. Once a Participant has made an effective Annual Incentive Award Deferral election for a year, he may not thereafter change that election for that year.

SECTION 4.2 INVESTMENT OF DEFERRALS. Annual Incentive Award Deferrals under this Article will be converted into share units based on the Fair Market Value of the Stock on the date that the deferred Annual Incentive Award otherwise would have been paid to the Participant. Dividends equal to the actual Stock dividends paid shall be credited to the share units in the Participant's Account, and shall in turn be converted into share units based on the Fair Market Value of the Stock on the date such dividends are paid. If shareholder approval is not obtained as provided in Section 6.7, share units will be settled in cash at the time of distribution under this Article based on the Fair Market Value of those units at the time of distribution.

SECTION 4.3 MATCHING CONTRIBUTION. Each year, the Company will make a Matching Contribution to a Participant's Account equal to fifty percent (50%) of the Participant's Annual Incentive Award Deferral made for that year. Such Matching Contribution shall be made at the same time the Annual Incentive Award Deferral is made to the Participant's Account. In addition, prior to the time for making deferral elections for that year, the Committee, in its sole discretion, may determine to award an additional Matching Contribution of up to fifty percent (50%) on a Participant's Annual Incentive Award Deferral; provided, however, that a Participant's entitlement to such additional Matching Contribution may be conditioned on such factors as the Committee may establish at the time the additional Matching Contribution is granted, including, without limitation, satisfaction of certain performance measures, additional vesting requirements or other limitations or restrictions set by the Committee. Matching Contributions will be invested in the same manner as provided for Annual Incentive Award Deferrals pursuant to Section 4.2.

SECTION 4.4  VESTING.  All Annual Incentive Award Deferrals pursuant to Section
4.1 (and dividends generated from those deferrals) will be one hundred percent (100%) vested at all times. Matching Contributions pursuant to Section 4.3 (and dividends generated from those amounts) will become one hundred percent (100%) vested on the fifth anniversary of the date those Matching Contributions are allocated to a Participant's Account, provided that the Participant has been in continuous service with the Company or an Affiliate for that entire five (5) year period.





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Notwithstanding the foregoing, Matching Contributions made within the most recent five (5) year period will become one hundred percent (100%) vested (a) upon the Participant's early, normal, disability or shutdown retirement (as those terms are defined in the Oglebay Norton Company Pension Plan for Salaried Employees); (b) upon a Change of Control; (c) upon a sale or other disposition of an Affiliate, provided that this Subsection shall apply only to a Participant who is employed at such Affiliate at the time of such sale or disposition and who is not provided a comparable position with the Company or another Affiliate after such sale or disposition; or (d) upon any other event as the Committee shall deem appropriate in its sole discretion. Upon a Participant's in-service withdrawal of Annual Incentive Award Deferrals pursuant to Section 4.6, all Matching Contributions attributable to those deferrals will be immediately forfeited.

SECTION 4.5  DISTRIBUTIONS.

         (a) Upon a Participant's retirement (under the terms of the Oglebay Norton Company Pension Plan for Salaried Employees), death, other termination of employment from the Company and all Affiliates, upon a Change or Control, or upon any other event as the Committee shall deem appropriate in its sole discretion, all of a Participant's Annual Incentive Award Deferrals (and dividends generated from those deferrals) and the vested portion of a Participant's Matching Contributions (and dividends generated from those amounts) allocated to the Participant's Account shall be distributed. Such distributions shall be made or commence as soon as administratively feasible following the event that entitles the Participant to a distribution.

         (b) Distributions under this Article will be made either in a lump sum or in equal annual installments of up to ten (10) years, as elected by the Participant on the most recent deferral election agreement filed by that Participant with the Committee; provided, however, that no deferral election agreement completed within twenty-four (24) months of the Participant's entitlement to a distribution under this Section will be effective with respect to the form of distribution and, instead, the immediately prior deferral election agreement of the Participant shall be used to determine the form of distribution. Notwithstanding the Participant's election as to the form of distribution, any vested Matching Contributions (and dividends generated from those amounts), made within the most recent five (5) years before entitlement to a distribution will automatically be paid in five (5) annual installments.

         (c) All distributions under this Article shall be made in shares of Stock; provided, however, that if shareholder approval is not obtained as provided in Section 6.7, share units will be settled in cash at the time of distribution under this Section based on the Fair Market Value of those units at the time of distribution.

         (d) Notwithstanding the foregoing, any Annual Incentive Award Deferral and the vested portion of any Matching Contribution which are actually made in the year after a Participant has received or commenced to receive his distribution shall be paid in the following manner: (i) if the Participant has already received a lump sum distribution, the additional Annual Incentive Award Deferral will be paid in a lump sum as soon as administratively feasible following its deferral; (ii) if the Participant is receiving installment payments, the additional Annual Incentive Award Deferral will be added to the deferral amounts not yet paid and distributed, pro rata, for the remainder of





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the existing installment term; and (iii) if the Participant is entitled to vested Matching Contributions, those additional vested Matching Contributions will be subject to the five (5) year installment requirement of Subsection (b), will be added to the Matching Contributions not yet paid under that five (5) year schedule and will be distributed pro rata for the remainder of the existing five (5) year term.

SECTION 4.6 IN-SERVICE WITHDRAWALS. While employed by the Company or an Affiliate, a Participant may elect to withdraw all or a portion of his Annual Incentive Award Deferrals (and dividends generated from those deferrals), provided that the Annual Incentive Award Deferrals withdrawn must have been allocated to the Participant's Account for at least five (5) years prior to the time of the withdrawal. Withdrawals shall be made by completing a withdrawal election form provided by the Committee and filing that form with the Committee. Upon taking an in- service withdrawal, all Matching Contributions associated with the amount of Annual Incentive Award Deferrals withdrawn will be immediately forfeited by the Participant.





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                                   ARTICLE V
                          LONG-TERM INCENTIVE PROGRAM

SECTION 5.1 STOCK OPTIONS. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

         (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of grant. Notwithstanding the preceding, the Committee, in its discretion, may determine a Stock Option price of less than the Fair Market Value of the Stock at the time of grant, if such Stock Option is granted as a substitute for a stock option granted by an entity which has been merged with or acquired by the Company or an Affiliate and such substitute grant is made in connection with such merger or acquisition. Any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than ten percent (10%) of the voting power of all classes of stock of the Company or of an Affiliate shall have an exercise price no less than one hundred and ten percent (110%) of Fair Market Value per share on date of the grant.

         (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the option is granted owns more than ten percent (10%) of the voting power of all classes of stock of the Company or of an Affiliate may not have a term of more than five (5) years. No Option may be exercised by any person after expiration of the term of the Option.

         (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in
Section 5.1(d) and Section 6.5, and unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six





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
(6) months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) TERMINATION BY REASON OF DEATH, DISABILITY OR RETIREMENT. If an optionee's employment by the Company and any Affiliate terminates by reason of death, Disability or Retirement, any Stock Option held by such optionee will immediately vest and may thereafter be exercised by the optionee or by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of two (2) years (or such shorter period as the Committee may specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (e) OTHER TERMINATION. Unless otherwise provided in this Plan, or otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised (to the extent exercisable upon the optionee's termination) for the lesser of three (3) months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company without Cause.

         (f) INCENTIVE STOCK OPTION LIMITATIONS. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company (within the meaning of Section 424 of the Code) shall not exceed one hundred thousand dollars ($100,000).

         (g) EXERCISE OF STOCK OPTIONS. An optionee may exercise a Stock Option in whole or in part at any time and from time to time during the period within which a Stock Option may be exercised. To exercise a Stock Option, an optionee shall give written notice of exercise to the secretary of the Company specifying the number of shares of Stock to be purchased; and provide payment of the Option price for such shares of Stock by cash or check payable to the order of the Company, by Stock owned by the optionee or by sale of shares of Stock acquired in the exercise of a Stock Option (to the extent such cashless exercise is permitted under rules promulgated by the Committee and under the Rules) or any combination of Stock and cash or check. If payment of the Option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the Company may require that the Stock be owned by the Participant for a period of six (6) months or longer.

An optionee shall be treated for all purposes as the owner of record of the number of shares of Stock purchased pursuant to exercise of the Stock Option (in whole or in part) as of the date the conditions set forth in preceding paragraph are satisfied. Notwithstanding the foregoing, no exercise of a Stock Option shall be effective until the shares of Stock subject to this Plan have been registered or qualified for sale under applicable Federal and state securities laws, and no Stock Option shall be deemed granted until this Plan is approved by the holders of Company stock having a majority of the voting power of all stock represented at a meeting duly held in accordance with Delaware law within twelve (12) months after this Plan is adopted by the Board.

Upon the effective exercise of a Stock Option (in whole or in part) in accordance with Subsection (h), the Committee shall deliver to the optionee the number of shares of Stock for which the Stock Option is exercised, adjusted for any shares of Stock sold or withheld in connection with such exercise.

         (h) CASH-OUT OF OPTION; SETTLEMENT OF SPREAD VALUE IN RESTRICTED STOCK. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such cash-out.

In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

SECTION 5.2 STOCK APPRECIATION RIGHTS. Both Tandem Stock Appreciation Rights and Non-Tandem Stock Appreciation Rights, as described below, may be granted to Participants in the Plan.

         (a) TANDEM STOCK APPRECIATION RIGHTS. A Tandem Stock Appreciation Right is the right, granted under this Subsection, to surrender to the Company all (or a portion) of a Stock Option or other award under this Plan in exchange for an amount equal to the Spread Value, as defined in Section 5.1(h), of the Stock (or portion of the Stock) covered by the associated Stock Option. Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option or other award granted under the Plan. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by an optionee, in accordance with this Subsection, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in this Subsection. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.

         (b) NON-TANDEM STOCK APPRECIATION RIGHTS. A Non-Tandem Stock Appreciation Right is a right granted pursuant to this Subsection to receive an amount equal to the difference between (i) the Fair Market Value, as of the date such Right is exercised, of a number of shares of Stock specified in the grant of such Right, and (ii) the Fair Market Value of such shares of Stock as of the date such Right is granted.

Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.

SECTION 5.3  RESTRICTED STOCK.

         (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee may condition the vesting of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion; provided, however, that specified performance goals intended to satisfy the requirements of Section 162(m) of the Code shall be preestablished and objective in accordance with Section 162(m) and the regulations thereunder, may vary among Participants and among groups of Participants, and shall be based upon such Company, business unit and/or individual objective performance factors and criteria as the Committee may deem appropriate, including and limited to stock price, market share, sales, earnings per share, return on assets, return on equity, costs, cash flow and any combination thereof.

         (b) RESTRICTIONS AND CONDITIONS. Each award of Restricted Stock hereunder shall be subject to the following:

               (i) The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company and has otherwise complied with the applicable terms and conditions of such award.

               (ii) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero, unless otherwise required under applicable state law.

               (iii) Awards of Restricted Stock must be accepted within a period, to be determined by the Committee at the time of the grant, after the award date, by executing a Restricted Stock agreement and paying whatever price (if any) is required under this Section.

               (iv) Except as otherwise specified by the Committee, each Participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award, substantially in the following form:

                            The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Oglebay Norton Company Long-Term Incentive Plan and an agreement entered into between the registered owner and the Oglebay Norton Company. Copies of such Plan and agreement are on file in the offices of the Oglebay Norton Company, 1100 Superior Avenue, Cleveland, Ohio 44114.

               (v) The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

               (vi) Subject to the provisions of this Plan and the Restricted Stock agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion; provided, however, that in no event shall any such lapse, acceleration or waiver of restrictions occur with respect to Restricted Stock that is intended to qualify as performance-based compensation under Section 162(m) of the Code (to the extent such lapse, acceleration or waiver would cause such Restricted Stock to fail to so qualify).

               (vii) Each Restricted Stock award agreement shall provide that the Restricted Stock covered by the agreement shall be subject to a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) for a period to be determined by the Committee.

               (viii) Except as provided above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Article II.

               (ix) Subject to the applicable provisions of the Restricted Stock agreement and this Section and unless otherwise determined by the Committee, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

               (x) In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated (other than for Cause), the Committee may, in it sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate; provided, however, that in no event shall any such waiver of restrictions occur with respect to Restricted Stock that is intended to qualify as performance-based compensation under Section 162(m) of the Code (to the extent such waiver would cause such Restricted Stock to fail to so qualify)..

               (xi) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.

SECTION 5.4  PERFORMANCE AWARDS.

         (a) AWARDS AND ADMINISTRATION. Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Performance Award, which shall be subject to Section 6.5, and shall determine the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity; provided, however, that performance objective intended to satisfy the requirements of Section 162(m) of the Code shall be preestablished and objective in accordance with Section 162(m) and the regulations thereunder, and such performance factors and criteria shall be limited to stock price, market share, sales, earnings per share, return on assets, return on equity, costs, cash flow and any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

At the beginning of each Performance Period, the Committee shall determine for each Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

         (b) ADJUSTMENT OF AWARDS. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship; provided, however, that in no event shall any such revision result in the increase in a Performance Award or waiver of a performance goal if such Award or goal is intended to qualify as performance-based compensation under Section 162(m) of the Code.

         (c) TERMINATION OF EMPLOYMENT. Subject to Section 6.5 and unless otherwise provided in the applicable award agreement(s), if a Participant terminates employment with the Company during a Performance Period because of death, Disability or Retirement, such Participant may be entitled to payment with respect to each outstanding Performance Award at the end of the applicable Performance Period as follows:

               (i) to the extent relevant under the terms of the award, based upon the Participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and

               (ii) where deemed appropriate by the Committee, prorated for the portion of the Performance Period during which the Participant was employed by the Company, all as determined by the Committee, in its sole discretion.

               Notwithstanding the preceding, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate; provided, however, that in no event shall any such earlier payment occur with respect to Performance Awards that are intended to qualify as performance-based compensation under
               Section 162(m) of the Code (to the extent such earlier payment would cause such Performance Shares to fail to so qualify).

               Subject to Section 6.5, if a Participant terminates employment with the Company during a Performance Period for any reason other than death, Disability or Retirement, then such Participant shall not be entitled to any payment with respect to the Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

         (d) TIMING AND FORM OF PAYMENT. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion; provided, however, that no deferral of a Performance Award intended to qualify as performance-based compensation under Section 162(m) of the Code shall result in the deferred Performance Award earning a rate of interest based on criteria other than a reasonable rate of interest or one or more predetermined actual investments. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant.

         (e) EFFECT OF PERFORMANCE AWARDS ON STOCK AVAILABLE UNDER ARTICLES IV AND V. If and to the extent a Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Performance Award not paid in Stock shall again become available for award under this Article and Article IV.

                                   ARTICLE VI
                       ADMINISTRATION, GENERAL PROVISIONS

SECTION 6.1 ADMINISTRATION. The Plan shall be administered by the Committee, which at all times shall be comprised of not less than three (3) persons who are: (a) Disinterested Persons, if required to qualify the Plan for an exemption from Section 16(b) of the Exchange Act that is available under the Rules; and (b) Outside Directors, if required to qualify compensation paid under the Plan as performance-based compensation under Section 162(m) of the Code. Members of the Board who qualify as Disinterested Persons and/or Outside Directors shall perform the functions of the Committee if at any time the Board has not appointed such members to comprise the Committee.

SECTION 6.2 AUTHORITY OF THE COMMITTEE. The Committee shall have the authority to:

         (a) select the officers and other key employees of the Company or an Affiliate who may make deferral elections or to whom awards may from time to time be granted hereunder, and to determine for each such officer and other key employee the levels and other terms and conditions of any stock-ownership requirements;

         (b) grant to eligible employees, pursuant to the terms of the Plan, Matching Contributions, additional Matching Contributions, Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards and/or other permissible awards hereunder, and determine the conditions, restrictions and procedures to be applied to each such award;

         (c) determine the terms and conditions, not inconsistent with the terms of the Plan, of any deferral made or award granted hereunder, including, but not limited to, the share price and any restriction or limitation or any vesting acceleration or forfeiture waiver regarding any deferral or award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

         (d) take such action as it deems appropriate to comply with the provisions of the Code, the Exchange Act and other applicable laws, including any such action it deems appropriate under
               Section 162(m) of the Code concerning the Federal income tax deductibility of deferrals or awards granted hereunder (including without limitation, determining preestablished, objective performance goals and the method of computing awards, reviewing award formulas and performance goals and criteria, certifying whether performance goal measures have been satisfied, and establishing a subcommittee consisting of outside, independent directors for this purpose; provided, however, that actions of any such subcommittee shall be subject to ratification by the Committee);

         (e) determine whether, to what extent and under what circumstances any award under this Plan shall be deferred either automatically or at the election of the Participant;

         (f) amend the terms of any deferral made or award granted hereunder, prospectively or retroactively; provided, however, that any such amendment must be consistent with the provisions of this Plan, and no such amendment shall impair the rights of a Participant with respect to any outstanding deferral or award under the Plan without his consent;

         (g) interpret the terms and provisions of this Plan and any deferral made or award granted hereunder (and any agreements relating thereto), and otherwise settle all claims and disputes arising under this Plan;

         (h) delegate responsibility and authority for the operation and administration of the Plan, appoint employees and officers of the Company and Affiliates to act on its behalf, and employ persons to assist in fulfilling its responsibilities under the Plan; and

         (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, and otherwise supervise the administration of this Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

The Committee may make decisions to take action under this Plan only by majority action of all Committee members. The Committee may act without a meeting only by written instrument signed by all members of the Committee.

SECTION 6.3 AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee or Participant with respect to any outstanding deferral or award under the Plan without the optionee's or Participant's consent, or which, without the approval of the Company's stockholders, would:

         (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

         (b)   extend the maximum Option period applicable under the Plan;

         (c) otherwise cause the Plan to fail to qualify for an exemption it is seeking to rely upon under the Rules; or

         (d) otherwise cause the Plan to fail to satisfy the requirements of any applicable securities or tax law or the applicable rules and regulations promulgated under NASDAQ.

SECTION 6.4 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to deferrals or awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

SECTION 6.5 CHANGE-OF-CONTROL PROVISIONS. The Committee, in its discretion, may provide at the time of a grant of any award under Article V that the terms of the award, including, but not limited to, the method of determining Fair Market Value, or the date on which an award vests or becomes exercisable, may be modified in the event of a change-of-control; provided that in no event shall such modification occur with respect to any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code (to the extent such modification would cause the award to fail to so qualify). Except as otherwise provided under this Plan, the Committee may determine at any time at or after the grant of an award under Article V, (a) the criteria used to determine whether a change-of-control has occurred, and (b) whether a change-of-control has in fact occurred.

SECTION 6.6  GENERAL PROVISIONS.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee or Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any employee of the Company or an Affiliate any right to continued employment with the Company or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for applicable income tax purposes with respect to any deferral or award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the deferral or award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         (e) At the time of grant under Article V, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee shall specify at the time of grant.

         (f) The reinvestment of dividends in additional Restricted Stock (or in other types of Plan deferrals or awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under
Article II for such reinvestment (taking into account then outstanding Stock Options and other Plan deferrals or awards).

         (g) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

         (h) The Plan and all deferrals or awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio, to the extent not preempted by Federal law.

SECTION 6.7 EFFECTIVE DATE OF PLAN. This Plan shall be effective on December 13, 1995; provided, however, that, except as provided in Article IV, the effectiveness of this Plan is conditioned on its approval by an affirmative vote of the holders of Company stock represented at a meeting duly held in accordance with Delaware law within twelve (12) months after the date this Plan is adopted by the Board. All awards under this Plan, other than those provided in Article IV, shall be null and void if the Plan is not approved by such stockholders within such twelve-month period. Notwithstanding the foregoing,
Article IV (and the provisions of the Plan necessary for the operation of Article IV) shall continue to be effective without stockholder approval; provided, however, that, if stockholder approval is not obtained, the modifications described in Article IV relating to Stock equivalents and cash distributions shall apply.

SECTION 6.8 TERM OF PLAN. No award under Article V shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date of stockholder approval or the date this Plan is adopted by the Board, but awards granted prior to such tenth anniversary may extend beyond that.

SECTION 6.9 PROCEEDS AND EXPENSES. The proceeds received by the Company from the sale of shares of Stock pursuant to the exercise of Stock Options shall be used for general corporate purposes. The Company shall bear any expenses associated with the administration of this Plan.

SECTION 6.10 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

SECTION 6.11 ASSIGNABILITY. No Option, Stock Appreciation Right or other "derivative security" (as defined for purposes of the Rules) awarded under the Plan may be transferred other than (a) by will or by the laws of descent and distribution, or (b) as otherwise hereafter permitted in accordance with the Rules without jeopardizing or impairing any exemption provided for under the Rules. Any restriction on the transferability of derivative securities required by the Rules in order to qualify for an exemption under the Rules is hereby incorporated in the Plan to the extent necessary to obtain the applicable exemption.

SECTION 6.12 AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. To the extent not otherwise provided in the Plan, awards (whether Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards) may be granted under the Plan in substitution for awards held by employees of a company who become employees of the Company or an Affiliate as a result of the acquisition, merger or consolidation of the employer company by or with the Company or an Affiliate. The terms, provisions and benefits of the substitute awards so granted may vary from those set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions and benefits of awards in substitution for which they are granted.

The undersigned, pursuant to the approval of the Board on December 13, 1995, does herewith execute the Oglebay Norton Company Long-Term Incentive Plan.





                                          /s/ H. William Ruf
                                         ----------------------------------
                                         H. William Ruf
                                         Vice President, Administration and
                                           Legal Affairs